Exhibit 3.335

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     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “RIVERTON MEMORIAL HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “RIVERTON MEMORIAL HOSPITAL, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620292 DATE: 03-14-11
2964559 8100H 110292937

You may verify this certificate online
at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981430985 - 2964559
CERTIFICATE OF FORMATION
OF
RIVERTON MEMORIAL HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Riverton Memorial Hospital, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159226 - 2964559
CERTIFICATE OF MERGER
OF
WYOMING HEALTH MERGER CORP.
INTO
RIVERTON MEMORIAL HOSPITAL, LLC
Pursuant to Section 18-209
of the Delaware Limited Liability Company Act
and Section 264 of the Delaware General Corporation Law
     The undersigned limited liability company and corporation DO HEREBY CERTIFY:
FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Riverton Memorial Hospital, LLC (the “LLC”)	Delaware

Wyoming Health Merger Corp. (the “Company”)	Delaware
     SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.
     THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Riverton Memorial Hospital, LLC.
     FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member, as the case may be, of the constituent entities.
     SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
*****

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     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

RIVERTON MEMORIAL HOSPITAL, LLC
By:	/s/ John M. Franck II
John M. Franck II
Manager

WYOMING HEALTH MERGER CORP.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Vice President

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040700 - 2964559
CERTIFICATE OF AMENDMENT
OF
Riverton Memorial Hospital, LLC
     1. The name of the limited liability company is Riverton Memorial Hospital, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Riverton Memorial Hospital, LLC this 15 day of January, 2002.

Riverton Memorial Hospital, LLC

/s/ William E. Carpenter III William E. Carpenter III,
Manager

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